Filed pursuant to Rule 433

Registration Statement Nos. 333-216372 and 333-216372-01

2	CitiFirst Offerings Brochure | September 2018

Introduction to CitiFirst Investments	3

CitiFirst Protection Investments

Market-Linked Notes Based on a Basket of Three Underliers (5.0 Years)	4

CitiFirst Performance Investments

Market-Linked Notes Linked to the EURO STOXX 50® Index	6

Buffered Digital Plus Securities Linked to the EURO STOXX 50® Index	8

Dual Directional Buffer Securities Linked to the Worst Performing of the S&P 500® Index and the EURO STOXX 50® Index	10

Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of Facebook, Inc., Amazon. com, Inc., Netflix, Inc. and Alphabet Inc.	12

Barrier Securities Linked to the Worst Performing of the S&P 500® Index and the Russell 2000® Index	14

Single Observation ELKS® Based on the Common Stock of NVIDIA Corporation	16

Enhanced Barrier Digital Plus Securities Linked to the iShares® MSCI Emerging Markets ETF	18

Enhanced Barrier Digital Plus Securities Linked to the STOXX® Europe 600 Index	20

Market-Linked Notes Based on a Basket of Three Underliers	22

Autocallable Contingent Coupon Equity Linked Securities Linked to Amazon.com, Inc.	24

General Overview of Investments	26

Important Information for the Monthly Offerings	27

Overview of Key Benefits and Risks of CitiFirst Investments	28

Additional Considerations	29

For all offerings documented herein (other than the Market-Linked Certificates of Deposit):

Investment Product	Not FDIC Insured	May Lose Value	No Bank Guarantee

CitiFirst Offerings Brochure | September 2018 3

Introduction to CitiFirst Investments

CitiFirst is the brand name for Citi's offering of investments including notes and deposits. Tailored to meet the needs of a range of investors, CitiFirst investments are divided into three categories based on the amount of principal due at maturity:



CitiFirst Protection

Full principal amount due at maturity

Investments provide for the full principal amount to be due at maturity, subject to the credit risk of the issuer, and are for investors who place a priority on the preservation of principal while looking for a way to potentially outperform cash or traditional fixed income investments



CitiFirst Performance

Payment due at maturity may be less than the principal amount

Investments provide for a payment due at maturity, subject to the credit risk of the issuer, that may be less than the principal amount and in some cases may be zero, and are for investors who are seeking the potential for current income and/or growth, in addition to partial or contingent downside protection



CitiFirst Opportunity

Payment due at maturity may be zero

Investments provide for a payment at maturity, subject to the credit risk of the issuer, that may be zero and are for investors who are willing to take full market risk in return for either leveraged principal appreciation at a predetermined rate or access to a unique underlying strategy

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment. The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of Citi. All returns and any principal amount due at maturity are subject to the applicable issuer credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Structured investments are not conventional debt securities. They are complex in nature and the specific terms and conditions will vary for each offering.

CitiFirst operates across all asset classes meaning that underlying assets include equities, commodities, currencies, interest rates and alternative investments. When depicting a specific product, the relevant underlying asset will be shown as a symbol on the cube:



Equities



Commodities



Currencies



Rates



Alternative Investments

For instance, if a CitiFirst Performance investment were based upon a single stock, which belongs to an equity asset class, its symbol would be shown as follows:



Classification of investments into categories is not intended to guarantee particular results or performance. Though the potential returns on structured investments are based upon the performance of the relevant underlying asset or index, investing in a structured investment is not equivalent to investing directly in the underlying asset or index.

4 CitiFirst Offerings Brochure | September 2018

Market-Linked Notes Based on a Basket of Three Underliers (5.0 Years)



Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.

Basket:

Basket Component	Weighting	Initial Component Value*	Multiplier**
S&P 500® Index (ticker symbol: "SPX")	33.34%		
STOXX® Europe 600 Index (ticker symbol: "SXXP")	33.33%		
Shares of the iShares® iBoxx® $ High Yield Corporate Bond ETF (ticker symbol: "HYG")	33.33%		

* The initial component value for each basket component will be the closing level or closing price, as applicable, of that basket component on the pricing date
** The multiplier for each basket component will be determined as follows: (initial basket level x weighting) / initial component value.

Stated principal amount:	$1,000 per note
Pricing date:	September , 2018 (expected to be September 20, 2018)
Issue date:	September , 2018 (three business days after the pricing date). See "Supplemental Plan of Distribution" in this pricing supplement.
Valuation dates:	December 20, 2018, March 20, 2019, June 20, 2019, September 20, 2019, December 20, 2019, March 20, 2020, June 22, 2020, September 21, 2020, December 21, 2020, March 22, 2021, June 21, 2021, September 20, 2021, December 20, 2021, March 21, 2022, June 20, 2022, September 20, 2022, December 20, 2022, March 20, 2023, June 20, 2023 and September 20, 2023, each subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur with respect to a basket component
Maturity date:	September , 2023 (expected to be September 25, 2023)
Coupon payment dates:	The day of each September (expected to be the 25th day of each September), beginning on September , 2019 (expected to be September 25, 2019) and ending on the maturity date, provided that if any such day is not a business day, the applicable coupon payment will be made on the next succeeding business day and no interest will accrue as a result of delayed payment
Coupon:	On each annual coupon payment date, the notes will pay a coupon at a rate of between 1.00% and 1.50% per annum. The actual coupon rate will be determined on the pricing date.
Payment at maturity:	For each note, the $1,000 stated principal amount per note *plus* the note return amount, which will be either zero or positive, *plus* the coupon payment due at maturity
Note return amount:	•If the average basket return percentage is **greater than zero**: $1,000 x average basket return percentage x upside participation rate •If the average basket return percentage is **less than or equal to zero**: $0
Average basket return percentage:	The arithmetic average of the interim basket return percentages, as measured on each of the valuation dates
Interim basket return percentage:	On each valuation date: (ending basket level - initial basket level) / initial basket level
Initial basket level:	100

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer's credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment's offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | September 2018 5 Ending basket level: The closing level of the basket on the relevant valuation date. The closing level of the basket on any valuation date is equal to the sum of the products of each basket component’s closing level or closing price, as applicable, on that date and its multiplier Upside participation rate: 100.00% Listing: The notes will not be listed on any securities exchange CUSIP: 17326YTV8 Investor Profile Investor Seeks: Investor Can Accept: ? A medium-term equity-linked investment ? A holding period of approximately five years ? Full principal amount due at maturity ? The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

6 CitiFirst Offerings Brochure | September 2018 Market-Linked Notes Linked to the EURO STOXX 50® Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the notes are fully and unconditionally guaranteed by Citigroup Inc. Underlying index: The EURO STOXX 50® Index (ticker symbol: “SX5E”) Stated principal amount: $1,000 per note Pricing date: September 25, 2018 Issue date: September 28, 2018 Valuation date: September 27, 2021, subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur Maturity date: September 30, 2021 Payment at maturity: For each $1,000 stated principal amount note you hold at maturity, you will receive an amount in cash determined as follows: • If the final index level is greater than the initial index level: $1,000 + ($1,000 x the index return x the upside participation rate) • If the final index level is less than or equal to the initial index level: $1,000 + ($1,000 x the index return), subject to the minimum payment at maturity If the final index level depreciates from the initial index level, you will be exposed to the first 5% of that depreciation and your payment at maturity will be less than the stated principal amount per note. You should not invest in the notes unless you are willing and able to bear the risk of losing up to $50 per note. Initial index level: , the closing level of the underlying index on the pricing date Final index level: The closing level of the underlying index on the valuation date Minimum payment at $950 per note (95% of the stated principal amount) maturity: Index return: The final index level minus the initial index level, divided by the initial index level Upside participation rate: 125% to 130%. The actual upside participation rate will be determined on the pricing date. Listing: The notes will not be listed on any securities exchange CUSIP: 17326YMA1 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | September 2018 7 Investor Profile Investor Seeks: Investor Can Accept: ? A medium-term equity index-linked investment ? A holding period of approximately three years ? A risk-adjusted equity complement ? The possibility of losing a significant portion of the principal amount invested ? The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

8 CitiFirst Offerings Brochure | September 2018 Buffered Digital Plus Securities Linked to the EURO STOXX 50® Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: EURO STOXX 50® Index Pricing date: September 25, 2018 Issue date: September 28, 2018 Valuation date: September 25, 2023, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: October 2, 2023 Payment at maturity: For each $1,000 stated principal amount security you hold at maturity, you will receive: • If the final underlying value is greater than or equal to the initial underlying value: $1,000 + the greater of (i) the digital return amount and (ii) $1,000 x the underlying return • If the final underlying value is less than the initial underlying value by an amount less than or equal to the buffer amount: $1,000 • If the final underlying value is less than the initial underlying value by an amount greater than the buffer amount: $1,000 + [$1,000 x (the underlying return + the buffer amount)] If the underlying depreciates from the initial underlying value to the final underlying value by more than the buffer amount, your payment at maturity will be less, and possibly significantly less, than the $1,000 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment. Initial underlying value: , the closing value of the underlying on the pricing date Final underlying value: The closing value of the underlying on the valuation date Underlying return: The final underlying value minus the initial underlying value, divided by the initial underlying value Digital return amount: $550 per security (representing a digital return equal to 55% of the stated principal amount). You may receive the digital return amount only if the final underlying value is greater than or equal to the initial underlying value. Buffer amount: 25% Listing: The securities will not be listed on any securities exchange CUSIP: 17326Y3R5 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | September 2018 9 Investor Profile Investor Seeks: Investor Can Accept: ? A medium-term equity index-linked investment ? A holding period of approximately five years ? A risk-adjusted equity complement ? The possibility of losing a significant portion of the principal amount invested ? The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

10 CitiFirst Offerings Brochure | September 2018 Dual Directional Buffer Securities Linked to the Worst Performing of the S&P 500® Index and the EURO STOXX 50® Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: Underlying Initial underlying value* S&P 500® Index EURO STOXX 50® Index * For each underlying, its closing value on the pricing date Stated principal amount: $1,000 per security Pricing date: September 25, 2018 Issue date: September 28, 2018 Valuation date: September 25, 2023, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: September 28, 2023 Payment at maturity: For each $1,000 stated principal amount security you hold at maturity, you will receive: • If the final underlying value of the worst performing underlying is greater than or equal to its initial underlying value: $1,000 + the upside return amount • If the final underlying value of the worst performing underlying is less than its initial underlying value by an amount less than or equal to the buffer amount: $1,000 + ($1,000 x the absolute underlying return of the worst performing underlying) • If the final underlying value of the worst performing underlying is less than its initial underlying value by an amount greater than the buffer amount: $1,000 + ($1,000 x the underlying return of the worst performing underlying) + $300 If the worst performing underlying decreases from its initial underlying value to its final underlying value by more than the buffer amount, your payment at maturity will be less, and possibly significantly less, than the $1,000 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment. Final underlying value: For each underlying, its closing value on the valuation date Worst performing The underlying with the lowest underlying return underlying: Upside return amount: $1,000 x the underlying return of the worst performing underlying x the upside participation rate Absolute underlying return: For each underlying, the absolute value of its underlying return Underlying return: For each underlying, (i) its final underlying value minus its initial underlying value, divided by (ii) its initial underlying value Upside participation rate: At least 155%. The actual upside participation rate will be determined on the pricing date. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | September 2018 11 Buffer amount: 30% Listing: The securities will not be listed on any securities exchange CUSIP: 17326YF92 Investor Profile Investor Seeks: Investor Can Accept: ? A medium-term equity index-linked investment ? A holding period of approximately five years ? A risk-adjusted equity complement ? The possibility of losing a significant portion of the principal amount invested ? The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

12 CitiFirst Offerings Brochure | September 2018 Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of Facebook, Inc., Amazon.com, Inc., Netflix, Inc. and Alphabet Inc. Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlyings: Initial underlying Coupon barrier Final barrier Equity Underlying value* value** value** ratio*** Facebook, Inc. $ $ $ Amazon.com, Inc. $ $ $ Netflix, Inc. $ $ $ Alphabet Inc. $ $ $ * For each underlying, its closing value on the pricing date ** For each underlying, 60% of its initial underlying value *** For each underlying, the stated principal amount divided by its initial underlying value Stated principal amount: $1,000 per security Pricing date: September 25, 2018 Issue date: September 28, 2018 Valuation dates: December 26, 2018, March 25, 2019; June 25, 2019, September 25, 2019, December 26, 2019, March 25, 2020, June 25, 2020, September 25, 2020, December 28, 2020, March 25, 2021, June 25, 2021, and September 27, 2021 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: Unless earlier redeemed, September 30, 2021 Contingent coupon The fifth business day after each valuation date, except that the contingent coupon payment date payment dates: following the final valuation date will be the maturity date Contingent coupon: On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 3% of the stated principal amount of the securities (equivalent to a contingent coupon rate of 12% per annum) if and only if the closing value of the worst performing underlying on the immediately preceding valuation date is greater than or equal to its coupon barrier value. If the closing value of the worst performing underlying on any valuation date is less than its coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | September 2018 13 Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold: • If the closing value of the worst performing underlying on the final valuation date is greater than or equal to its final barrier value: $1,000 plus the contingent coupon payment due at maturity • If the closing value of the worst performing underlying on the final valuation date is less than its final barrier value: a fixed number of underlying shares of the worst performing underlying on the final valuation date equal to its equity ratio (or, if we elect, the cash value of those shares based on its closing value on the final valuation date) If the securities are not automatically redeemed prior to maturity and the closing value of the worst performing underlying on the final valuation date is less than its final barrier value, you will receive underlying shares (or, in our sole discretion, cash) expected to be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity. Listing: The securities will not be listed on any securities exchange Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal Automatic early redemption: If, on any potential autocall date, the closing value of the worst performing underlying on that potential autocall date is greater than or equal to its initial underlying value, each security you then hold will be automatically redeemed on the immediately following contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment. Potential autocall dates: Each valuation date beginning in December 2018 and ending in June 2021 Underlying return: For each underlying on any valuation date, (i) its closing value on that valuation date minus its initial underlying value, divided by (ii) its initial underlying value Worst performing For any valuation date, the underlying with the lowest underlying return determined as of that underlying: valuation date CUSIP: 17324XDX5 Investor Profile Investor Seeks: Investor Can Accept: ? A medium-term equity-linked investment ? A holding period of approximately three years ? A risk-adjusted equity complement ? The possibility of losing a significant portion of the principal amount invested ? The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

14 CitiFirst Offerings Brochure | September 2018 Barrier Securities Linked to the Worst Performing of the S&P 500® Index and the Russell 2000® Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc Underlying: Initial underlying Barrier value** Underlying value* S&P 500® Index 1/3 Russell 2000® Index 1/3 * For each underlying, its closing value on the pricing date ** For each underlying, 60% of its initial underlying value Stated principal amount: $1,000 per security Pricing date: September 28, 2018 Issue date: October 3, 2018 Valuation date: September 28, 2023, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: October 3, 2023 Payment at maturity: For each $1,000 stated principal amount security you hold at maturity, you will receive: • If the final underlying value of the worst performing underlying is greater than or equal to its initial underlying value: $1,000 + the return amount, subject to the maximum return at maturity • If the final underlying value of the worst performing underlying is less than its initial underlying value but greater than or equal to its barrier value: $1,000 • If the final underlying value of the worst performing underlying is less than its barrier value: $1,000 + ($1,000 x the underlying return of the worst performing underlying) If the final underlying value of the worst performing underlying is less than its barrier value, your payment at maturity will be less, and possibly significantly less, than the $1,000 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion, and possibly all, of your investment. Final underlying value: For each underlying, its closing value on the valuation date Return amount: $1,000 x (the underlying return of the worst performing underlying x the upside participation rate) Upside participation rate: 375% to 425%. The actual upside participation rate will be determined on the pricing date. Maximum return at maturity: $600 per security (60% of the stated principal amount). Because of the maximum return at maturity, the payment at maturity per security will not exceed the stated principal amount plus the maximum return at maturity. Worst performing The underlying with the lowest underlying return underlying: Underlying return: For each underlying, (i) its final underlying value minus its initial underlying value, divided by (ii) its initial underlying value For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | September 2018 15 Listing: The securities will not be listed on any securities exchange CUSIP: 17324CZQ2 Investor Profile Investor Seeks: Investor Can Accept: ? A medium-term equity index-linked investment ? A holding period of approximately five years ? A risk-adjusted equity complement ? The possibility of losing a significant portion of the principal amount invested ? The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

16 CitiFirst Offerings Brochure | September 2018 Single Observation ELKS® Based on the Common Stock of NVIDIA Corporation Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying shares: Shares of common stock of NVIDIA Corporation (Nasdaq symbol: “NVDA”) (the “underlying share issuer”) Stated principal amount: $1,000 per security Pricing date: September , 2018 (expected to be September 18, 2018) Issue date: September , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation date: September , 2019 (expected to be September 18, 2019), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur Maturity date: September , 2019 (expected to be September 23, 2019) Coupon: 8.00% to 9.00% per annum. The actual coupon rate will be determined on the pricing date. Coupon payment dates: Expected to be the 23rd day of each month, commencing October , 2018 (expected to be October 23, 2018) and ending on the maturity date Payment at maturity: For each $1,000 security you hold at maturity, you will be entitled to receive the final coupon payment plus: • If a downside event occurs: a number of underlying shares equal to the equity ratio (or, in our sole discretion, cash in an amount equal to the equity ratio multiplied by the final share price) • If a downside event does not occur: $1,000 in cash If a downside event occurs, you will not receive the stated principal amount of your securities at maturity and, instead, will receive underlying shares (or, in our sole discretion, cash based on the value thereof) expected to be worth less than 77.00% of the stated principal amount and may be worth nothing. Although you are expected to be subject to the risk of a decline in the price of the underlying shares, you will not participate in any appreciation of the underlying shares over the term of the securities. The number of full underlying shares and any cash in lieu of a fractional underlying share that you receive at maturity will be calculated based on the aggregate number of securities you then hold. Downside event: A downside event will occur if the final share price is less than the downside threshold price. Downside threshold price: $            , 77.00% of the initial share price Initial share price: $            , the closing price of the underlying shares on the pricing date Final share price: The closing price of the underlying shares on the valuation date Equity ratio: , the stated principal amount divided by the initial share price Listing: The securities will not be listed on any securities exchange CUSIP: 17324XEJ5 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | September 2018 17 Investor Profile Investor Seeks: Investor Can Accept: ? A short-term equity-linked investment ? A holding period of approximately one year ? A risk-adjusted equity complement ? The possibility of losing a significant portion of the principal amount invested ? The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

18 CitiFirst Offerings Brochure | September 2018 Enhanced Barrier Digital Plus Securities Linked to the iShares® MSCI Emerging Markets ETF Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: iShares® MSCI Emerging Markets ETF Stated principal amount: $1,000 per security Pricing date: September 25, 2018 Issue date: September 28, 2018 Valuation date: September 27, 2021, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: September 30, 2021 Payment at maturity: For each $1,000 stated principal amount security you hold at maturity, you will receive: • If the final underlying value is greater than or equal to the barrier value: $1,000 + the greater of (i) the digital return amount and (ii) $1,000 x the underlying return, subject to the maximum return at maturity • If the final underlying value is less than the barrier value: a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those underlying shares based on the final underlying value) If the final underlying value is less than the barrier value, you will receive underlying shares (or, in our sole discretion, cash) expected to be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion, and possibly all, of your investment. Initial underlying value: , the closing value of the underlying on the pricing date Barrier value: , 80% of the initial underlying value Final underlying value: The closing value of the underlying on the valuation date Equity ratio: , the stated principal amount divided by the initial underlying value Digital return amount: $110 to $130 per security (representing a digital return equal to 11% to 13% of the stated principal amount) (to be determined on the pricing date). You may receive the digital return amount only if the final underlying value is greater than or equal to the barrier value. Maximum return at maturity: $350 per security (35% of the stated principal amount). The payment at maturity per security will not exceed $1,000 plus the maximum return at maturity. Underlying return: The final underlying value minus the initial underlying value, divided by the initial underlying value Listing: The securities will not be listed on any securities exchange CUSIP: 17324XKQ2 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | September 2018 19 Investor Profile Investor Seeks: Investor Can Accept: ? A medium-term equity-linked investment ? A holding period of approximately three years ? A risk-adjusted equity complement ? The possibility of losing a significant portion of the principal amount invested ? The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

20 CitiFirst Offerings Brochure | September 2018 Enhanced Barrier Digital Plus Securities Linked to the STOXX® Europe 600 Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: STOXX® Europe 600 Index Stated principal amount: $1,000 per security Pricing date: September 25, 2018 Issue date: September 28, 2018 Valuation date: September 25, 2023, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: September 28, 2023 Payment at maturity: For each $1,000 stated principal amount security you hold at maturity, you will receive: • If the final underlying value is greater than or equal to the barrier value: $1,000 + the greater of (i) the digital return amount and (ii) $1,000 x the underlying return • If the final underlying value is less than the barrier value: $1,000 + ($1,000 x the underlying return) If the final underlying value is less than the barrier value, your payment at maturity will be significantly less than the stated principal amount of your securities and possibly nothing. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion, and possibly all, of your investment. Initial underlying value: , the closing value of the underlying on the pricing date Final underlying value: The closing value of the underlying on the valuation date Underlying return: The final underlying value minus the initial underlying value, divided by the initial underlying value Digital return amount: $300 to $320 per security (representing a digital return equal to 30% to 32% of the stated principal amount) (to be determined on the pricing date). You may receive the digital return amount only if the final underlying value is greater than or equal to the barrier value. Barrier value: , 75% of the initial underlying value Listing: The securities will not be listed on any securities exchange CUSIP: 17326YFN1 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | September 2018 21 Investor Profile Investor Seeks: Investor Can Accept: ? A medium-term equity index-linked investment ? A holding period of approximately five years ? A risk-adjusted equity complement ? The possibility of losing a significant portion of the principal amount invested ? The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

22 CitiFirst Offerings Brochure | September 2018 Market-Linked Notes Based on a Basket of Three Underliers Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the notes are fully and unconditionally guaranteed by Citigroup Inc. Basket: Weighting Initial Component Basket Component Value* Shares of the SPDR® Dow Jones® Industrial 1/3 AverageSM ETF Trust (ticker symbol: “DIA”) EURO STOXX 50® Index (ticker symbol: “SX5E”) 1/3 Shares of the iShares® MSCI Emerging Markets ETF 1/3 (ticker symbol: “EEM”) * The initial component value for each basket component will be the closing level or closing price, as applicable, of that basket component on the pricing date Stated principal amount: $1,000 per note Pricing date: September , 2018 (expected to be September 25, 2018) Issue date: September , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation date: September , 2021 (expected to be September 27, 2021), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur with respect to a basket component Maturity date: September , 2021 (expected to be September 30, 2021) Payment at maturity: For each $1,000 stated principal amount note you hold at maturity, you will receive an amount in cash determined as follows: • If the final basket level is greater than the initial basket level: $1,000 + ($1,000 x basket return), subject to the maximum return at maturity • If the final basket level is less than or equal to the initial basket level: $1,000 + ($1,000 x basket return), subject to the minimum payment at maturity If the final basket level depreciates from the initial basket level, you will be exposed to the first 10% of that depreciation and your payment at maturity will be less than the stated principal amount per note. You should not invest in the notes unless you are willing and able to bear the risk of losing up to $100 per note. Initial basket level: 100 Final basket level: 100 x [1 + (component return of DIA x 1/3) + (component return of SX5E x 1/3) + (component return of EEM x 1/3)] Basket return The final basket level minus the initial basket level, divided by the initial basket level Maximum return at maturity: The maximum return at maturity will be determined on the pricing date and will be between $300.00 and $320.00 per note (30.00% to 32.00% of the stated principal amount) (to be determined on the pricing date). The payment at maturity per note will not exceed $1,000.00 plus the maximum return at maturity. Minimum payment at $900.00 per note (90.00% of the stated principal amount) maturity: Component return: For each basket component, (i) its final component value minus its initial component value, divided by (ii) its initial component value Final component value: For each basket component, the closing level or closing price, as applicable, of that basket component on the valuation date. Listing: The notes will not be listed on any securities exchange CUSIP : 17326Y5Z5 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | September 2018 23 Investor Profile Investor Seeks: Investor Can Accept: ? A medium-term equity index-linked investment ? A holding period of approximately three years ? A risk-adjusted equity complement ? The possibility of losing a significant portion of the principal amount invested ? The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

24 CitiFirst Offerings Brochure | September 2018 Autocallable Contingent Coupon Equity Linked Securities Linked to Amazon.com, Inc. Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying: Amazon.com, Inc. Stated principal amount: $1,000 per security Pricing date: September 27, 2018 Issue date: October 2, 2018 Valuation dates: December 27, 2018, March 27, 2019, June 27, 2019, September 27, 2019, December 27, 2019 and March 27, 2020 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur Maturity date: Unless earlier redeemed, April 1, 2020 Contingent coupon payment The fifth business day after each valuation date, except that the contingent coupon payment date dates: following the final valuation date will be the maturity date Contingent coupon: On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 2% to 2.25% of the stated principal amount of the securities (equivalent to a contingent coupon rate of 8% to 9% per annum) (to be determined on the pricing date) if and only if the closing value of the underlying on the immediately preceding valuation date is greater than or equal to the coupon barrier value. If the closing value of the underlying on any valuation date is less than the coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold: • If the final underlying value is greater than or equal to the final barrier value: $1,000 plus the contingent coupon payment due at maturity • If the final underlying value is less than the final barrier value: a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those shares based on the final underlying value) If the securities are not automatically redeemed prior to maturity and the final underlying value is less than the final barrier value, you will receive underlying shares (or, in our sole discretion, cash) expected to be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity. Initial underlying value: $            , the closing value of the underlying on the pricing date Coupon barrier value: $            , 80% of the initial underlying value Final barrier value: $            , 80% of the initial underlying value Equity ratio: , the stated principal amount divided by the initial underlying value Listing: The securities will not be listed on any securities exchange Underwriter: Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal Automatic early redemption: If, on any potential autocall date, the closing value of the underlying is greater than or equal to the initial underlying value, each security you then hold will be automatically redeemed on the immediately following contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | September 2018 25 Potential autocall dates: Each valuation date beginning in December 2018 and ending in December 2019 Final underlying value: The closing value of the underlying on the final valuation date CUSIP: 17324XHJ2 Investor Profile Investor Seeks: Investor Can Accept: ? A short-term equity index-linked investment ? A holding period of approximately 1.5 years ? A risk-adjusted equity complement ? The possibility of losing a significant portion of the principal amount invested ? The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

26 CitiFirst Offerings Brochure | September 2018

General Overview of Investments

CitiFirst Protection Investments

Investments	Maturity	Risk Profile*	Return*
Contingent Absolute Return MLDs/Notes	1-2 Years	Full principal amount due at maturity	If the underlying never crosses either an upside or downside threshold, the return on the investment equals the absolute value of the return of the underlying. Otherwise, the return equals zero
Contingent Upside Participation MLDs/Notes	1-5 Years	Full principal amount due at maturity	If the underlying crosses an upside threshold, the return on the investment equals an interest payment paid at maturity. Otherwise, the return equals the greater of the return of the underlying and zero
Minimum Coupon Notes	3-5 Years	Full principal amount due at maturity	If the underlying ever crosses an upside threshold during a coupon period, the return for the coupon period equals the minimum coupon. Otherwise, the return for a coupon period equals the greater of the return of the underlying during the coupon period and the minimum coupon
Market-Linked Notes/ Deposits & Safety First Trust Certificates	3-7 Years	Full principal amount due at maturity	The return on the investment equals the greater of the return of the underlying multiplied by a participation rate and zero; the maximum return is capped

CitiFirst Performance Investments

Investments	Maturity	Risk Profile*	Return*
ELKS®	6-13 Months	Payment at maturity may be less than the principal amount	A fixed coupon is paid regardless of the performance of the underlying. If the underlying never crosses a downside threshold, the return on the investment equals the coupons paid. Otherwise, the return equals the sum of the coupons paid and the return of the underlying at maturity
Buffer Notes	1-5 Years	Payment at maturity may be less than the principal amount	If the return of the underlying is positive at maturity, the return on the investment equals the lesser of (a) the return of the underlying multiplied by a participation rate and (b) the maximum return on the notes. If the return of the underlying is either zero or negative by an amount lesser than the buffer amount, the investor receives the stated principal amount. Otherwise, the return on the investment equals the return of the underlying plus the buffer amount
CoBas/PACERS℠	1-5 Years	Payment at maturity may be less than the principal amount	If the underlying is equal to or greater than a threshold (such as its initial value) on any call date, the note is called and the return on the investment equals a fixed premium. If the note has not been called, at maturity, if the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative. Otherwise, the return equals zero
LASERS℠	1-5 Years	Payment at maturity may be less than the principal amount	If the return of the underlying is positive at maturity, the return on the investment equals the return of the underlying multiplied by a participation rate (some versions are subject to a maximum return on the notes). If the return of the underlying is negative and the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative. Otherwise, the return equals zero

CitiFirst Opportunity Investments

Investments	Maturity	Risk Profile*	Return*
Upturn Notes	1-2 Years	Payment at maturity may be zero	If the underlying is above its initial level at maturity, the return on the investment equals the lesser of the return of the underlying multiplied by a participation rate and the maximum return on the notes. Otherwise, the return equals the return of the underlying
Fixed Upside Return Notes	1-2 Years	Payment at maturity may be zero	If the underlying is equal to or above its initial level at maturity, the return on the investment equals a predetermined fixed amount. Otherwise, the return equals the return of the underlying
Strategic Market Access Notes	3-4 Years	Payment at maturity may be zero	The return on the investment equals the return of a unique index created by Citi

***All returns and any principal amount due at maturity are subject to the applicable issuer's credit risk, with the exception of Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations.** This is not a complete list of CitiFirst structures. The descriptions above are not intended to completely describe how an investment works or to detail all of the terms, risks and benefits of a particular investment. The return profiles can change. Please refer to the offering documents and related material(s) of a particular investment for a comprehensive description of the structure, terms, risks and benefits related to that investment.

CitiFirst Offerings Brochure | September 2018 27 Important Information for the Monthly Offerings Investment Information The investments set forth in the previous pages are intended for general indication only of the CitiFirst Investments offerings. The issuer reserves the right to terminate any offering prior to its pricing date or to close ticketing early on any offering. SEC Registered (Public) Offerings Each issuer, if applicable, has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the SEC registered offerings by that issuer, to which this communication relates. Before you invest in any of the registered offerings identified in this Offerings Brochure, you should read the prospectus in the applicable registration statement and the other documents the issuer and guarantor, if applicable, have filed with the SEC for more complete information about that issuer and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. For Registered Offerings Issued by: Citigroup Global Markets Holdings Inc. Issuer’s Registration Statement Numbers: 333-216372 and 333-216372-01 Issuer’s CIK on the SEC Website: 0000200245 Alternatively, you can request a prospectus and any other documents related to the offerings, either in hard copy or electronic form, by calling toll-free 1-877-858-5407 or by calling your Financial Advisor. The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of the issuer. The SEC registered securities are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency or instrumentality. Market-Linked Certificates of Deposit The Market-Linked Deposits (“MLDs”) are not SEC registered offerings and are not required to be so registered. For indicative terms and conditions on any MLD, please contact your Financial Advisor or call the toll-free number 1-800-831-9146.

28 CitiFirst Offerings Brochure | September 2018 Overview of Key Benefits and Risks of CitiFirst Investments Benefits ? Investors can access investments linked to a variety of underlying assets or indices, such as domestic and foreign indices, exchange-traded funds, commodities, foreign-exchange, interest rates, equities, or a combination thereof. ? Structured investments can offer unique risk/return profiles to match investment objectives, such as the amount of principal due at maturity, periodic income, and enhanced returns. Risks ? The risks below are not intended to be an exhaustive list of the risks associated with a particular CitiFirst Structured Investment offering. Before you invest in any CitiFirst Structured Investment you should thoroughly review the particular investment’s offering document(s) and related material(s) for a comprehensive description of the risks and considerations associated with the particular investment. ? Potential for Loss ? The terms of certain investments provide that the full principal amount is due at maturity, subject to the applicable issuer’s credit risk. However, if an investor sells or redeems such investment prior to maturity, the investor may receive an amount less than his/her original investment. ? The terms of certain investments provide that the payment due at maturity could be significantly less than the full principal amount and, for certain investments, could be zero. In these cases, an investor may receive an amount significantly less than his/her original investment and may receive nothing at maturity of the investment. ? Appreciation May Be Limited – Depending on the investment, an investor’s appreciation may be limited by a maximum amount payable or by the extent to which the return reflects the performance of the underlying asset or index. ? Issuer Credit Risk – All payments on CitiFirst Structured Investments are dependent on the applicable issuer’s or guarantor’s ability to pay all amounts due on these investments, including any principal due at maturity and therefore investors are subject to the credit risk of the applicable issuer. ? Secondary Market – There may be little or no secondary market for a particular investment. If the applicable offering document(s) so specifies, the issuer may apply to list an investment on a securities exchange, but it is not possible to predict whether any investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. ? Resale Value of a CitiFirst Structured Investment May be Lower than Your Initial Investment – Due to, among other things, the changes in the price of and dividend yield on the underlying asset, interest rates, the earnings performance of the issuer of the underlying asset, the applicable issuer of the CitiFirst Structured Investment’s perceived creditworthiness, the investment may trade, if at all, at prices below its initial issue price and an investor could receive substantially less than the amount of his/ her original investment upon any resale of the investment. ? Volatility of the Underlying Asset or Index – Depending on the investment, the amount you receive at maturity could depend on the price or value of the underlying asset or index during the term of the trade as well as where the price or value of the underlying asset or index is at maturity; thus, the volatility of the underlying asset or index, which is the term used to describe the size and frequency of market fluctuations in the price or value of the underlying asset or index, may result in an investor receiving an amount less than he/she would otherwise receive. ? Potential for Lower Comparable Yield – The effective yield on any investment may be less than that which would be payable on a conventional fixed-rate debt security of the same issuer with comparable maturity. ? Affiliate Research Reports and Commentary – Affiliates of the particular issuer may publish research reports or otherwise express opinions or provide recommendations from time to time regarding the underlying asset or index which may influence the price or value of the underlying asset or index and, therefore, the value of the investment. Further, any research, opinion or recommendation expressed within such research reports may not be consistent with purchasing, holding or selling the investment. ? The United States Federal Income Tax Consequences of Structured Investments are Uncertain – No statutory, judicial or administrative authority directly addresses the characterization of structured investments for U.S. federal income tax purposes. The tax treatment of a structured investment may be very different than that of its underlying asset. As a result, significant aspects of the U.S. federal income tax consequences and treatment of an investment are not certain. The offering document(s) for each structured investment contains tax conclusions and discussions about the expected U.S. federal income tax consequences and treatment of the related structured investment. However, no ruling is being requested from the Internal Revenue Service with respect to any structured investment and no assurance can be given that the Internal Revenue Service will agree with the tax conclusions and treatment expressed within the offering document(s) of a particular structured investment. Citigroup Inc., its affiliates, and employees do not provide tax or legal advice. Investors should consult with their own professional advisor(s) on such matters before investing in any structured investment. ? Fees and Conflicts – The issuer of a structured investment and its affiliates may play a variety of roles in connection with the investment, including acting as calculation agent and hedging the issuer’s obligations under the investment. In performing these duties, the economic interests of the affiliates of the issuer may be adverse to the interest of the investor.

CitiFirst Offerings Brochure | September 2018 29 Additional Considerations Please note that the information contained in this brochure is current as of the date indicated and is not intended to be a complete description of the terms, risks and benefits associated with any particular structured investment. Therefore, all of the information set forth herein is qualified in its entirety by the more detailed information provided in the offering documents(s) and related material for the respective structured investment. The structured investments discussed within this brochure are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment. Tax Disclosure Citigroup Inc., its affiliates and employees do not provide tax or legal advice. To the extent that this brochure or any offering document(s) concerns tax matters, it is not intended to be used and cannot be used by a taxpayer for the purpose of avoiding penalties that may be imposed by law. Any such taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. ERISA and IRA Purchase Considerations Employee benefit plans subject to ERISA, governmental or other plans subject to laws substantially similar to ERISA, retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) and entities the assets of which are deemed to constitute the assets of such plans (each an “Employee Benefit Plan”) are permitted to purchase structured investments as long as (A) no Citi affiliate or employee is a fiduciary to such Employee Benefit Plan that has or exercises any discretionary authority or control with respect to the assets of such plan or retirement account used to purchase the structured investments or renders investment advice with respect to those assets and (B) the Employee Benefit Plan’s acquisition and holding of the structured investment is not prohibited by any such provisions or laws or is exempt from any such prohibition. However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as Employee Benefit Plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the structured investments if the account, plan or annuity is for the benefit of an employee of Citi or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of structured investments by the Employee Benefit Plan. In June 2017, new DOL regulations became applicable that revised the definition of fiduciary investment advice under ERISA. Information contained in this brochure or the applicable offering document(s) is not intended to be fiduciary investment advice. The fiduciary of the Employee Benefit Plan making the decision on behalf of the Employee Benefit Plan to purchase the structured investments (the “Plan Fiduciary”) will be deemed to represent and acknowledge that (a) the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition and continued holding by the Employee Benefit Plan of the structured investment; (b) the Plan Fiduciary is a “fiduciary” with respect to the Benefit Plan Investor within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the Employee Benefit Plan’s acquisition, and continued holding, of the structured investments; (c) the Plan Fiduciary acknowledges that no fee or other compensation that may be paid to Citi or its affiliated entities is for the provision of investment advice regarding the decision of whether to invest or retain an investment in structured investments; (d) Citi and its affiliates have a financial interest in the Employee Benefit Plan’s investment in the structured investments, as disclosed in the applicable offering document(s); and (e) none of Citi or its affiliates is undertaking to provide impartial investment advice or to give investment advice in a fiduciary capacity, and has not given and will not give investment advice or otherwise made or will make a recommendation, in connection with the Employee Benefit Plan’s initial or continued investment in the structured investments. You should refer to the section “ERISA Matters” in the applicable offering document(s) for more information. Distribution Limitations and Considerations This document may not be distributed in any jurisdiction where it is unlawful to do so. The investments described in this document may not be marketed, or sold or be available for offer or sale in any jurisdiction outside of the U.S., unless permitted under applicable law and in accordance with the offering documents and related materials. In particular: WARNING TO INVESTORS IN HONG KONG ONLY: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. Investors are advised to exercise caution in relation to the offer. If Investors are in any doubt about any of the contents of this document, they should obtain independent professional advice. This offer is not being made in Hong Kong, by means of any document, other than (1) to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent); (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. There is no advertisement, invitation or document relating to structured investments, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to structured investments which are or are intended to be disposed of only to persons outside Hong Kong or only to the persons or in the circumstances described in the preceding paragraph. WARNING TO INVESTORS IN SINGAPORE ONLY: This document has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of the Singapore Statutes (the Securities and Futures Act). Accordingly, neither this document nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the structured investments may be circulated or distributed, nor may the structured investments be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than in circumstances where the registration of a prospectus is not required and thus only (1) to an institutional investor or other person falling within section 274 of the Securities and Futures Act, (2) to a relevant person (as defined in section 275 of the Securities and Futures Act) or to any person pursuant to section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in section 275 of that Act, or (3) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. No person receiving a copy of this document may treat the same as constituting any invitation to him/her, unless in the relevant territory such

30 CitiFirst Offerings Brochure | September 2018 an invitation could be lawfully made to him/ her without compliance with any registration or other legal requirements or where such registration or other legal requirements have been complied with. Each of the following relevant persons specified in Section 275 of the Securities and Futures Act who has subscribed for or purchased structured investments, namely a person who is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or (b) a trust (other than a trust the trustee of which is an accredited investor) whose sole purpose is to hold investments and of which each beneficiary is an individual who is an accredited investor, should note that securities of that corporation or the beneficiaries’ rights and interest in that trust may not be transferred for 6 months after that corporation or that trust has acquired the structured investments under Section 275 of the Securities and Futures Act pursuant to an offer made in reliance on an exemption under Section 275 of the Securities and Futures Act unless: (i) the transfer is made only to institutional investors, or relevant persons as defined in Section 275(2) of that Act, or arises from an offer referred to in Section 275(1A) of that Act (in the case of a corporation) or in accordance with Section 276(4)(i)(B) of that Act (in the case of a trust); (ii) no consideration is or will be given for the transfer; or (iii) the transfer is by operation of law.

CitiFirst Offerings Brochure | September 2018 31 Notes